Exhibit 99.1

CAREER EDUCATION ANNOUNCES RESIGNATION OF PRESIDENT AND CEO; APPOINTS INTERIM CEO

Strong leadership team remains focused on executing strategic plan;

Company continues to expect to achieve positive Adjusted EBITDA from ongoing operations for Q4 2014 and full year 2015

Schaumburg, Ill. (February 12, 2015) – The Board of Directors of Career Education Corporation (NASDAQ: CECO) today announced the resignation of President and Chief Executive Officer Scott W. Steffey. Ronald D. McCray will serve as Interim President and CEO. Thomas B. Lally, the current Chairman of the Nominating and Governance Committee, will serve as lead independent director of Career Education’s Board of Directors. These leadership changes, which are effective immediately, are not the result of any changes in the company’s operational, regulatory or financial position, performance or reporting, and should have no impact on students.

“I look forward to working with Career Education’s experienced management team and dedicated employees to execute our current strategic plan. We will continue to simplify our business model, generate growth in total university student enrollment, strengthen academic outcomes at our institutions, while remaining focused on shareholder value and our return to profitability,” McCray said. “Most importantly, this leadership change should have no impact on our financial objectives. As previously communicated, we expect positive Adjusted EBITDA from ongoing operations for both the fourth quarter of 2014 and the full year 2015, assisted in part by our previously announced $40 million of expense reductions which were implemented last year.”

McCray, a graduate of Cornell University and Harvard Law School, joined the Board of Directors in November 2012 and has served as Chairman since June 2014. He previously served as chief administrative officer of Nike, Inc. as well as senior vice president for law and government affairs at Kimberly-Clark Corporation, where he also served as chief compliance officer. McCray’s higher education experience includes service on the board of trustees of Cornell University, the visiting committee of Harvard Law School and the executive board of the Southern Methodist University Dedman School of Law. He was nominated by President Obama to be a member of the Federal Retirement Thrift Investment Board, receiving Senate confirmation in 2011.

“We thank Scott for his contributions and wish him well in his future endeavors,” said McCray, Career Education’s Chairman, Interim President and CEO. “We will move quickly to identify a new CEO. In the meantime, we have a deep bench of talented executives and employees, and we are well-positioned to continue to execute our strategic plan and meet our financial objectives.”

The Board of Directors is launching an executive search for a new CEO.

“Ron McCray is ideally suited to lead Career Education through this transition while we conduct a thorough search for a new chief executive,” said Lally, Career Education’s lead independent director. “In addition to his familiarity with and knowledge of Career Education’s business and strategic direction, McCray also has a wealth of higher education and executive experience. We have tremendous confidence in his leadership and the entire executive team, and we look forward to a successful 2015.”

Note Regarding Non-GAAP Measures and Ongoing Operations

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items that it does not consider reflective of underlying operating performance as a means to understand the performance of its ongoing business. Adjusted EBITDA excludes items such as those described in our Form 10-Q for the quarter ended September 30, 2014 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - 2014 THIRD QUARTER OVERVIEW.” The Company defines ongoing operations as continuing operations excluding our transitional group, which consists of campuses that are being taught out. Continuing operations does not include the Company’s Culinary Arts campuses as they are assets held for sale. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its ongoing business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

ABOUT CAREER EDUCATION CORPORATION

The colleges, institutions and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. In addition to its online offerings, Career Education serves students from campuses throughout the United States offering programs that lead to doctoral, master’s, bachelor’s and associate degrees, as well as to diplomas and certificates.

CEC’s institutions include both universities that provide degree programs through the master or doctoral level and colleges that provide programs through the associate and bachelor level. The University group includes American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – predominantly serving students online with career-focused degree programs that meet the educational demands of today’s busy adults. The Career Schools group offers career-centered education primarily through ground-based campuses and includes Briarcliffe College, Brooks Institute, Harrington College of Design, Le Cordon Bleu North America (“LCB”), Missouri College and Sanford-Brown Institutes and Colleges (“SBI” and “SBC,” respectively). Through its colleges, institutions and universities, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s colleges, institutions and universities can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “anticipate,” “believe,” “continue,” “will,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility and student loan default rate standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its subsequent filings with the Securities and Exchange Commission.

CONTACT

Investors:	Chris Hodges or Sam Gibbons
Alpha IR Group
(312) 445-2870
CECO@alpha-ir.com

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

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